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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the use and the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-106084 of SafeNet, Inc. (the "Company") on Form S-3 of our report dated February 5, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" and the acquisition of Cylink Corporation by SafeNet, Inc.), relating to the financial statements of Cylink Corporation as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, appearing in the prospectus and the Company's Report on Form 8-K/A dated April 21, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Amendment No. 2 to Registration Statement No. 333-106084.

/s/ Deloitte & Touche LLP

San Jose, California
June 23, 2003

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INDEPENDENT AUDITORS' CONSENT